SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2020

AIR INDUSTRIES GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of Incorporation	Commission File Number	IRS Employer I.D. Number

1460 Fifth Avenue, Bay Shore, New York 11706

(Address of Principal Executive Offices)

Registrant’s telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AIRI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 20, 2018, pursuant to a Stock Purchase Agreement dated as of March 21, 2018 (“SPA”), the Company completed the sale of the shares of its subsidiary, Welding Metallurgy, Inc. to CPI Aerostructures. On March 19, 2019, the Company received a notice from CPI claiming that the working capital deficit used to compute the purchase price was understated. The issue of the amount of the working capital deficit was submitted to BDO USA, LLP (“BDO”) and it issued a report dated September 3, 2019, where it determined that the amount of the working capital deficit was approximately $4,145,870. On September 9, 2019 the Company received a demand from CPI for payment of such amount. The Company advised CPI that the determination of BDO is void because, among other things, we believe BDO exceeded the scope of its authority as set forth in the SPA. On September 27, 2019, CPI filed a notice of motion (the “Motion”) in the Supreme Court of the State of New York, County of New York, seeking, among other things, an order of specific performance requiring delivery of the funds deposited in escrow, together with the balance of the working capital deficit which it claimed, and a judgment against the Company in the amount of approximately $4,200,000 of which $2,000,000 would be satisfied by delivery of the funds in escrow. On October 7, 2019, the Company agreed to the release of $619,316 of the funds held in escrow in respect of claims related to the working capital deficit not related to the value of WMI’s inventory.

On October 1, 2020, the court issued an order in which it stated that “CPI must commence a special proceeding to obtain the relief” sought by its Motion despite the fact that the stipulation of discontinuance entered into by CPI and the Company with respect to the action to enforce the SPA commenced by CPI on July 5, 2018, provided that the court would retain jurisdiction over the case. The court stated further that a special proceeding requires pleadings consisting of, among others, a petition which complies with the requirements for a complaint in an action and an answer. Since CPI brought the action in the form of a motion and not a complaint, neither party complied with the pleading requirements which the court stated are required. Consequently, the court denied CPI’s Motion and denied our cross motion to vacate BDO’s determination and conduct discovery.

The court’s decision does not resolve our dispute with CPI. CPI’s Motion was denied for procedural issues and the court did not consider the substance of the dispute. CPI, among other options, may choose to appeal this decision or commence a new proceeding. In either event, we intend to contest vigorously any claim CPI may make based on the BDO report.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding Air Industries’ beliefs, expectations, intentions or strategies related to its dispute with CPI Aerostructures may constitute forward-looking statements. The Company cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause Air Industries’ actual results to differ from management’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 7, 2020

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Michael Recca